Leatt Corp Announces Record Breaking Revenue; Reports Results for
Fourth Quarter and Full Year 2022

Global Revenues Increase to $76.3 million

CAPE TOWN, South Africa, (March 28, 2023) - Leatt Corporation (OTCQB: LEAT), a leading developer and marketer of protective equipment and ancillary products for many forms of sports, especially extreme high-velocity sports, today announced record financial results for the fourth quarter and full year ending December 31, 2022. All financial numbers are in U.S. dollars.

Full Year 2022 and Recent Highlights

• Record full year revenues of $76.3 million, up 5%, compared to 2021.

• International sales of $59.02 million, up 13%, compared to 2021.

• Net Income of $9.96 million or $ 1.71 per share.

• Award-winning helmet category sales increase by 60%, compared to 2021.

• Cash and cash equivalents increased 41% to $7.1 million, compared to $5.02 million in 2021.

• Winner of 2023 Design & Innovation Award for Mono Suit MTB HydraDri 5.0 and MTB 3.0 Enduro Helmet.

• Partnership with Orbea Leatt Speed Company Racing Team and Expansion into Marathon Endurance Segment.

Leatt Chief Executive Officer Sean Macdonald commented: "By many important measures, 2022 was the best year in our Company's history. Total global revenues were $76.3 million, a 5% increase over 2021 which was itself a strong record year with  a 88% increase over the prior year period.  International sales grew by $6.68 million, or 13%, despite challenging market dynamics. Sales of some of our most innovative product categories, including helmets, footwear and technical apparel, all increased during the 2022 by double digits over 2021. These products showcase our engineering and design teams ability to build exceptional products that appeal to large addressable global markets. We believe that our successes in these critical product areas bode very well for our future.

"The second half of 2022 proved to be a difficult period for the global MTB and MOTO industry. Covid supply chain dynamics, global geo-political issues, inflation, the strengthening of the US dollar and the resultant moderation in consumer demand have resulted in over-stocked inventory across brands at the global distribution and dealer level, and have caused a reduction in product purchases. Changes in our customer buying patterns have begun to filter through in the fourth quarter of 2022.

"Although many consumers, distributors and dealers have noted that the Leatt brand continues to gain momentum backed by cutting-edge product innovation, the industry must digest stocking positions before it can return to the buying levels that will support the growth that we have experienced over the last several quarters.

"These market and economic conditions, directly affected our fourth quarter and year-end results, compared to 2021. Although full fiscal year 2022 sales of our more established neck brace and body armor categories were down by 36% and 6%, respectively, when compared to exceptionally strong 2021 sales, helmet sales increased by 60% and other products, parts and accessory sales that include our apparel category increased by 28%  Net income for the year was $9.96 million, down 21% with a return on revenue of 13%. Earnings per share for the full year 2022 was $1.71 per basic share.

"Fourth quarter 2022 revenues were $10.9 million, a decrease of 53 percent compared to a very strong fourth quarter of 2021. Net loss for the fourth quarter was $1.1 million, based on the decrease in revenues and a 17% increase in total operating costs driven by our investments in sales, product development and marketing of our growing product range and the development of a globally recognized consumer brand."

Founder and Chairman Dr. Christopher Leatt remarked: "Our design and engineering team, along with our team of test riders, continue to innovate and enthusiastically create products that are recognized by the industry for their design excellence. In recent weeks we received yet another Design & Innovation award for our Mono Suit MTB HydraDri 5.0 and our MTB 3.0 Enduro Helmet, the eighth time that Leatt has been honored for products, suited not only for the best racers in the world, but for a wide range of riders."

Financial Summary

Total revenues for the fourth quarter of 2022 were $10.9 million, down 53%, compared to $23.2 million for the fourth quarter of 2021.

Net loss for the fourth quarter of 2022 was ($1.1) million or ($0.18) per basic and ($0.17) per diluted share, as compared to net income of $3.8 million, or $0.68 per basic and $0.62 per diluted share, for the fourth quarter of 2021.

Total revenues for the full year 2022 were $76.3 million, up 5%, as compared to $72.5 million for the full year of 2021. The increase in global revenue is attributable to a  60% increase in helmet sales, and a  28% in increase in other products, parts and accessories sales that were partially offset by a 36% decrease in neck brace sales and a  6% decrease in body armor sales.

Net income for the full year 2022 was $9.9 million, or $1.71 per basic share and $1.62 per diluted share, down 21%, compared to $12.6 million or $2.29 per basic share and $2.07 per diluted share, for 2021.

Leatt continued to meet its working capital needs from cash on hand and internally generated cash flow from operations.  At December 31, 2022, the Company had cash and cash equivalents of $7.1 million and a current ratio of 4.25:1.

Business Outlook

Mr. Macdonald added: "While the current market dynamics are expected to continue for several quarters as our customers continue to digest inventory, with varying impacts on the different markets and geographical locations we sell to, we believe Leatt as a company and a brand is resilient and well-positioned for future growth and increased shareholder value. Despite the moderation in the exceptional consumer demand levels that the MOTO and MTB industry has experienced over the last several quarters, consumers are still riding and actively participating in outdoor activities - a trend we expect to continue.

"The second half of the year will also see Leatt's expansion into new areas in the global MTB and MOTO marketplace with well differentiated product categories that showcase innovation and our dedication to consumer adventure.  We believe that this continued expansion will appeal to very large total addressable markets.

"Our first partnership with a professional endurance mountain biking team - The Orbea Leatt Speed Racing Company (SCR), a competitive force in cross country marathon and gravel racing, is an ideal partner for our shared vision of excellence in performance, innovation and design, and marks our entry into the endurance mountain biking world. In the coming year, SCR team athletes will showcase Leatt helmets and apparel as they compete in the Epic Series and select UCI MTB World Cup events.

"Our customers, dealers and distributors remain enthusiastic about the tremendous momentum and penetration that the Leatt brand and head-to-toe offering of exceptional protective gear have achieved over the last several quarters.  Many of our innovative products are still in their infancy in terms of market share.

"As always, we remain focused on our strategy of bringing exceptional protective gear to a wider rider community."

Conference Call

The Company will host a conference call at 10:00 am ET on Tuesday, March 28, 2023, to discuss the 2022 fourth quarter and full-year results.

Participants should dial in to the call ten minutes before the scheduled time, using the following numbers: 1-877-407-9716 (U.S.A) or +1-201-493-6779 (international) to access the call.

Audio Webcast

There will also be a simultaneous live webcast through the Company's website, www.leatt-corp.com. Participants should register on the website approximately ten minutes prior to the start of the webcast.

Replay

An audio replay of the conference call will be available for seven days and can be accessed by dialing 1-844-512-2921 (U.S.A) or +1-412-317-6671 (international) and using passcode 13737398.

For those unable to attend the call, a recording of the live webcast will be archived shortly following the event for 30 days on the Company's website.

About Leatt Corp

Leatt Corporation develops personal protective equipment and ancillary products for all forms of sports, especially extreme motorsports. The Leatt-Brace® is an award-winning neck brace system considered the gold standard for neck protection for anyone wearing a crash helmet in two-wheeled sports as a form of protection. It was designed for participants in extreme sports or riding motorcycles, bicycles, mountain bicycles, all-terrain vehicles, snowmobiles and other vehicles. For more information, visit www.leatt.com.

Follow Leatt® on Facebook, Twitter, and Instagram.

Forward-looking Statements

This press release may contain forward-looking statements regarding Leatt Corporation (the "Company") within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the likelihood that the Company's momentum of record-breaking revenue growth will continue; the ability of the Company to continue to maintain its innovative and cutting edge pipeline of branded products or to financially benefit from its sales and marketing efforts; the ability of the Company's global supply chain to withstand any adverse impact on global supply chains and to meet customer demand; the financial outlook of the Company; the general ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "seeks," "should," "could," "intends," or "projects" or similar expressions, and involve known and unknown risks and uncertainties. These statements are based upon the Company's current expectations and speak only as of the date hereof. Any indication of the merits of a claim does not necessarily mean the claim will prevail at trial or otherwise. Financial performance in one period does not necessarily mean continued or better performance in the future. The Company's actual results in any endeavor may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, which factors or uncertainties may be beyond our ability to foresee or control. Other risk factors include the status of the Company's common stock as a "penny stock" and those listed in other reports posted on The OTC Markets Group, Inc.

Contact:
Investor Relations
Investor-info@leatt.com
(917)-841-8371

[FINANCIAL TABLES TO FOLLOW]

LEATT CORPORATION

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2022 AND 2021

ASSETS
	2022	2021
Current Assets
Cash and cash equivalents	$7,102,945	$5,022,436
Short-term investments	-	58,262
Accounts receivable, net	12,839,597	12,660,936
Inventory, net	22,805,462	21,081,481
Payments in advance	1,047,137	1,610,640
Deferred asset, net	1,016,815	-
Prepaid expenses and other current assets	2,878,112	4,178,427
Total current assets	47,690,068	44,612,182

Property and equipment, net	3,104,336	3,128,086
Operating lease right-of-use assets, net	1,092,170	1,393,213

Other Assets
Deposits	40,796	33,339

Total Assets	$51,927,370	$49,166,820

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$6,011,390	$14,617,671
Note payable, current	108,398	83,270
Operating lease liabilities, current	280,743	318,621
Deferred compensation, current	400,000	-
Income taxes payable	3,382,700	2,738,818
Short term loan, net of finance charges	1,030,196	975,025
Total current liabilities	11,213,427	18,733,405

Deferred compensation, net of current portion	-	320,000
Note payable, net of current portion	141,967	189,249
Operating lease liabilities, net of current portion	811,427	1,074,592
Deferred tax liability, net	66,200	228,600

Commitments and contingencies

Stockholders' Equity
Preferred stock, $.001 par value, 1,120,000 shares
authorized, 120,000 shares issued and outstanding	3,000	3,000
Common stock, $.001 par value, 28,000,000 shares
authorized, 5,971,340 and 5,673,683 shares issued
and outstanding	130,309	130,162
Additional paid - in capital	10,645,497	9,230,847
Accumulated other comprehensive loss	(1,081,143)	(779,268)
Retained earnings	29,996,686	20,036,233
Total stockholders' equity	39,694,349	28,620,974

Total Liabilities and Stockholders' Equity	$51,927,370	$49,166,820

The accompanying notes are an integral part of these consolidated financial statements.

LEATT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	2022	2021

Revenues	$76,335,539	$72,475,813

Cost of Revenues	45,202,712	41,029,710

Gross Profit	31,132,827	31,446,103

Product Royalty Income	240,044	182,698

Operating Expenses
Salaries and wages	6,148,179	5,003,640
Commissions and consulting expenses	563,689	812,097
Professional fees	586,474	1,072,912
Advertising and marketing	3,342,791	2,170,788
Office lease and expenses	689,068	428,608
Research and development costs	2,179,996	1,826,846
Bad debt expense	474,019	222,250
General and administrative expenses	3,273,346	2,450,376
Depreciation	1,098,433	1,025,536
Total operating expenses	18,355,995	15,013,053

Income from Operations	13,016,876	16,615,748

Other Expenses
Interest and other expenses, net	(13,550)	(163)
Total other expenses	(13,550)	(163)

Income Before Income Taxes	13,003,326	16,615,585

Income Taxes	3,042,873	4,041,148

Net Income Available to Common Shareholders	$9,960,453	$12,574,437

Net Income per Common Share
Basic	$1.71	$2.29
Diluted	$1.62	$2.07

Weighted Average Number of Common Shares Outstanding
Basic	5,821,119	5,480,375
Diluted	6,136,781	6,068,276

Comprehensive Income
Net Income	$9,960,453	$12,574,437
Other comprehensive income, net of ($14,700) and ($1,000) deferred income taxes in 2022 and 2021
Foreign currency translation	(301,875)	(216,568)

Total Comprehensive Income	$9,658,578	$12,357,869

The accompanying notes are an integral part of these consolidated financial statements.

LEATT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	2022	2021
Cash flows from operating activities
Net income	$9,960,453	$12,574,437
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation	1,098,433	1,025,536
Deferred income taxes	(162,400)	307,300
Stock-based compensation	1,158,997	866,740
Bad debts reserve	452,037	189,699
Inventory reserve	(11,111)	(408)
Deferred asset allowance	105,071	-
(Gain) loss on sale of property and equipment	(23,006)	5,040
(Increase) decrease in:
Accounts receivable	(630,698)	(5,676,806)
Deferred asset	(1,121,886)	-
Inventory	(1,712,870)	(11,411,037)
Payments in advance	563,503	(805,542)
Prepaid expenses and other current assets	1,300,315	(2,069,237)
Income tax refunds receivable	-	2,964
Deposits	(7,457)	360
Increase (decrease) in:
Accounts payable and accrued expenses	(8,606,281)	6,608,746
Income taxes payable	643,882	1,084,618
Deferred compensation	80,000	80,000
Net cash provided by operating activities	3,086,982	2,782,410

Cash flows from investing activities
Capital expenditures	(1,144,173)	(1,139,298)
Proceeds from sale of property and equipment	43,469	1,966
(Increase) decrease in short-term investments, net	58,262	(5)
Net cash used in investing activities	(1,042,442)	(1,137,337)

Cash flows from financing activities
Issuance of common stock	255,800	26,000
Proceeds from note payable	58,075	272,519
Repayment of note payable to bank	(80,229)	-
Proceeds from short-term loan, net	55,171	297,424
Net cash provided by financing activities	288,817	595,943

Effect of exchange rates on cash and cash equivalents	(252,848)	(185,622)

Net increase in cash and cash equivalents	2,080,509	2,055,394

Cash and cash equivalents - beginning of year	5,022,436	2,967,042

Cash and cash equivalents - end of year	$7,102,945	$5,022,436
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$58,825	$28,276
Cash paid for income taxes	$2,576,091	$2,680,978

Other noncash investing and financing activities
Common stock issued for services	$1,158,997	$866,740

The accompanying notes are an integral part of these consolidated financial statements.